EXHIBIT 99.2

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2003 and 2002; for the years ended

December 31, 2003, 2002 and 2001, and for the period from

Inception (April 17, 2001) to December 31, 2003

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

INDEX

Consolidated Financial Statements

Independent Auditors’ Report	3

Consolidated Balance Sheets—December 31, 2003 and 2002	4

Consolidated Statements of Operations and Comprehensive Loss—Years ended December 31, 2003, 2002 and 2001, and the period from inception (April 17, 2001) to December 31, 2003	5

Consolidated Statements of Member’s Equity (Deficiency)—For the period from inception (April 17, 2001) to December 31, 2000, and the years ended December 31, 2001, 2002 and 2003.	6

Consolidated Statements of Cash Flows—Years ended December 31, 2003, 2002 and 2001, and the period from inception (April 17, 2001) to December 31, 2003	7

Notes to Consolidated Financial Statements	8

INDEPENDENT AUDITORS’ REPORT

To the Member of

Wynn Las Vegas, LLC

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Wynn Las Vegas, LLC and subsidiaries (a development stage company) (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive loss, member’s equity, and cash flows for each of the three years in the period ended December 31, 2003, and for the period from Inception to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Wynn Las Vegas, LLC and subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, and for the period from Inception to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Las Vegas, Nevada

March 5, 2004

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$18,234	$7,499
Restricted cash and investments	58,312	—
Receivables, net	11	27
Prepaid expenses	566	394

Total current assets	77,123	7,920

Restricted cash and investments	297,829	792,729
Property and equipment, net	763,254	288,285
Water rights	256	—
Trademark	1,000	1,000
Deferred financing costs	50,972	60,159
Other assets	18,749	5,617

Total assets	$1,209,183	$1,155,710

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts and construction payables	$562	$3,095
Accrued interest	9,438	8,159
Accrued compensation and benefits	913	258
Other accrued expenses	174	174
Due to affiliates	48,874	—

Total current liabilities	59,961	11,686

Long-term debt	385,220	381,900
Due to affiliates	542,107	533,049

Total liabilities	987,288	926,635

Commitments and contingencies

Member’s equity:
Contributed capital	237,075	237,075
Accumulated other comprehensive income	8,793	—
Deficiency accumulated from inception during the development stage	(23,973)	(8,000)

Total member’s equity	221,895	229,075

Total liabilities and member’s equity	$1,209,183	$1,155,710

The accompanying notes are an integral part of these consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands)

	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001	Period from Inception to December 31, 2003
Airplane revenues	$2,500	$2,699	$1,996	$7,733

Expenses:
Pre-opening costs	18,937	5,657	3,698	30,293
Depreciation and amortization	2,119	1,771	2	3,892
Loss on sale of assets	—	33	—	33
Loss from incidental operations	425	93	—	518

Total expenses	21,481	7,554	3,700	34,736

Operating loss	(18,981)	(4,855)	(1,704)	(27,003)

Other income (expense):
Interest expense, net	(5,048)	(1,872)	—	(6,920)
Interest income	8,056	1,894	—	9,950

Other income, net	3,008	22	—	3,030

Net loss accumulated during the development stage	(15,973)	(4,833)	(1,704)	(23,973)

Change in fair value of interest rate swaps	8,793	—	—	8793

Comprehensive loss	$(7,180)	$(4,833)	$(1,704)	$(15,180)

The accompanying notes are an integral part of these consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY (DEFICIENCY)

(amounts in thousands)

Balance at inception	$—
Net loss accumulated during the development stage	(1,463)

Balance at December 31, 2000	(1,463)

Net loss accumulated during the development stage	(1,704)

Balance at December 31, 2001	(3,167)

Contributions	237,075
Net loss accumulated during the development stage	(4,833)

Balance at December 31, 2002	229,075

Change in the fair value of interest rate swaps	8,793
Net loss accumulated during the development stage	(15,973)

Balance at December 31, 2003	$221,895

The accompanying notes are an integral part of these consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001	Period from Inception to December 31, 2003
Cash flows from operating activities:
Net loss accumulated during the development stage	$(15,973)	$(4,833)	$(1,704)	$(23,973)

Adjustments to reconcile net loss accumulated during the development stage to net cash provided by (used in) operating activities:
Depreciation and amortization	2,119	1,771	2	3,892
Amortization of deferred financing costs and OID	12,507	—	—	12,507
Loss on sale of assets	—	33	—	33
Increase (decrease) in cash from changes in:
Receivables, net	16	(27)	—	(11)
Inventories and prepaid expenses	(172)	(268)	(91)	(566)
Accounts payable and accrued expenses	(595)	11,505	98	11,091

Total adjustments	13,875	13,014	9	26,946

Net cash provided by (used in) operating activities.	(2,098)	8,181	(1,695)	2,973

Cash flows from investing activities:
Capital expenditures, net of construction payables	(409,014)	(66,004)	(2)	(475,023)
Restricted cash and investments	436,588	(792,229)	(500)	(356,141)
Other assets	(4,339)	(5,360)	(1,257)	(10,956)
Due (to) from related parties	(10,402)	306,237	3,454	300,707

Net cash provided by (used in) investing activities	12,833	(557,356)	1,695	(541,413)

Cash flows from financing activities:
Equity contributions	—	237,075	—	237,075
Proceeds from issuance of long-term debt	—	381,334	—	381,334
Payments of financing costs	—	(61,735)	—	(61,735)

Net cash provided by financing activities	—	556,674	—	556,674

Cash and cash equivalents:
Increase in cash and cash equivalents	10,735	7,499	—	18,234
Balance, beginning of period	7,499	—	—	—

Balance, end of period	$18,234	$7,499	$—	$18,234

Supplemental cash flow disclosures:
Cash paid for interest, net of amounts capitalized	$—	$1,419	$—	$1,419
Asset contributions and transfers	256	221,937	3	222,196
Other, net	1,074	2,142	—	3,216
Deferred compensation capitalized into construction	3,171	—	—	3,171
Change in fair value of interest rate swaps	8,793	—	—	8,793

The accompanying notes are an integral part of these consolidated financial statements

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Hotel A, LLC was formed on April 17, 2001 as a Nevada limited-liability company. On May 15, 2002, Hotel A, LLC changed its name to Wynn Las Vegas, LLC. Hotel A, LLC and its successor, Wynn Las Vegas, LLC is hereafter referred to as the “Company”. The sole member of the Company is Wynn Resorts Holdings, LLC (“Holdings”). The sole member of Holdings is Valvino Lamore, LLC (“Valvino”). On September 24, 2002, all of the members of Valvino contributed 100% of the membership interests in Valvino (210,834 shares) to Wynn Resorts, Limited (“Wynn Resorts”) in exchange for 40,000,000 shares of Wynn Resorts common stock. At that time, Valvino became a wholly owned subsidiary of Wynn Resorts.

The Company was primarily organized to construct and operate Wynn Las Vegas, a luxury hotel and destination casino resort currently being constructed on the site of the former Desert Inn Resort and Casino (the “Desert Inn”) in Las Vegas, Nevada. Wynn Las Vegas will occupy approximately 217 acres of land for the resort casino, including approximately 20 acres of land for its anticipated expansion facilities held by Bora Bora, LLC, an affiliate of the Company and wholly-owned subsidiary of Wynn Resorts, land for guest and employee parking facilities and approximately 142 acres comprising the golf course held by Holdings. Wynn Design & Development, LLC, a wholly-owned subsidiary of Valvino and affiliate of the Company acts as the construction manager and transfers the costs to construct Wynn Las Vegas to the Company.

Wynn Las Vegas Capital Corp. (“Wynn Capital”) is a wholly owned subsidiary of the Company incorporated on June 3, 2002, solely for the purpose of obtaining financing for Wynn Las Vegas. Wynn Capital is authorized to issue 2,000 shares of common stock, par value $0.01. At December 31, 2003, the Company owned the one share that was issued and outstanding. At and for the period from its inception through December 31, 2003, Wynn Capital has neither any significant net assets nor any operating activity.

On October 25, 2002, Wynn Resorts completed the initial public offering of approximately $450 million of its common stock (before underwriting discounts and commissions) and Wynn Las Vegas, LLC and Wynn Capital concurrently issued $370 million aggregate principal amount of 12% second mortgage notes (the “Notes”) and obtained commitments for a $750 million senior secured revolving credit facility, a $250 million delay draw senior secured term loan facility and a $188.5 million FF&E facility (as defined herein). These funds are being, and will continue to be, used to fund construction of Wynn Las Vegas and to provide funds for investment in Wynn Resorts’ casino resort project in the Macau Special Administrative Region of the People’s Republic of China. Approximately $1.8 billion of these funds were obtained specifically for constructing and equipping Wynn Las Vegas. The balance of the $2.4 billion required for the land purchase, design, construction and equipping of Wynn Las Vegas was provided by cash contributions from the members of Valvino.

In October 2002, Wynn Completion Guarantor, LLC (“Wynn Completion Guarantor”), a special-purpose Nevada limited-liability company and wholly owned subsidiary of the Company was formed to provide a Wynn Las Vegas completion guarantee in favor of the lenders under the Company’s credit facilities and the holders of the Company’s 12% second mortgage notes.

Also in October 2002, Valvino transferred certain of its assets directly to Wynn Las Vegas, including its 100% equity interests in both World Travel, LLC (“World Travel”) and Las Vegas Jet, LLC (“Las Vegas Jet”), companies which own and operate, respectively, a corporate aircraft. Because these transfers were between entities under common control, in accordance with SFAS No. 141, “Business Combinations”, the assets and liabilities of the entities acquired have been recorded by at the carrying value at the time of the acquisition and the operating results of the entities are included in the operating statements of the Company from the earliest period presented.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The financial information included herein may not necessarily be indicative of the conditions that would have existed or the results of operations had the Company been a separate, stand-alone entity during the periods presented.

2. Summary of Significant Accounting Policies

Development Stage Risk Factors

As a development stage company, the Company has incurred significant costs in connection with its development activities, primarily in the acquisition of land and other assets, and in the design, development, financing and construction of Wynn Las Vegas. The Company has not commenced principal operations and therefore revenues are not significant. Consequently pre-opening costs have created net losses since inception as is customary for a development stage company. Management expects these losses to continue and increase until planned principal operations have begun with the opening of Wynn Las Vegas scheduled for April 2005. However, the Company is subject to risks that may impact its ability to become an operating enterprise or to remain in existence. The Company is subject to many rules and regulations in both the construction and development phases and in operating gaming facilities, including, but not limited to, receiving the appropriate permits for particular construction activities, complying with the provisions of the many covenants imposed by the Company’s debt instruments and securing and maintaining a Nevada state gaming license and Clark County, Nevada, gaming and liquor licenses for the ownership and operation of Wynn Las Vegas. Completion of Wynn Las Vegas is dependent upon compliance with these rules and regulations.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in previous consolidated financial statements have been reclassified to conform to the current December 31, 2003 presentation. These reclassifications had no effect on the previously reported net loss.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of highly liquid investments with a maturity of three months or less. Cash equivalents are carried at cost, which approximates fair value.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restricted Cash and Investments

Restricted cash and investments consists of certificates of deposits to collateralize certain construction insurance claims, cash deposits for certain required sales taxes, and certain of the proceeds of the Company’s financing activities invested in approved money market funds or government-backed treasury notes and interest-only strips and restricted by the agreements governing the Company’s debt instruments for the payment of certain approved construction and development costs relating to Wynn Las Vegas. Amounts classified as current are equal to current construction payables and other accruals also classified as current, some of which are included in due to affiliates in the consolidated balance sheets.

The Company classifies its marketable securities in one of three categories: held-to-maturity, trading or available-for-sale, in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” In accordance with SFAS No. 115, held-to-maturity securities are those securities for which the Company has the ability and intent to hold until maturity. Trading securities are those bought and held principally for the purpose of selling them in the near term. All other securities are classified as available-for-sale. All of the Company’s marketable securities are classified as held-to-maturity. Accordingly, these are recorded at cost, adjusted for the amortization of premiums or accretion of discounts. All of the Company’s marketable securities at December 31, 2003 mature on or before March 25, 2004. The carrying value of these marketable securities approximates fair value due to their relatively short-term maturities and market rates of interest.

Restricted cash and investments at December 31, 2003 and 2002 also include approximately $2.6 million and $3.8 million, respectively of accrued interest receivable on the marketable securities.

Property and Equipment

During the year ended December 31, 2002, Valvino transferred a portion of the land acquired in connection with its acquisition of the Desert Inn to the Company. The land was transferred at its carrying value of approximately $161.3 million. In addition, approximately $89.9 million of construction in progress was transferred.

Subsequent purchases of property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method as follows:

Airplane	20 years
Furniture, fixtures and equipment	5 to 20 years

The design and development costs for Wynn Las Vegas are capitalized. Costs of building repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating income or loss.

Capitalized Interest

The Company capitalizes interest costs associated with debt incurred in connection with its major construction projects, including amounts transferred from corporate. Interest capitalization will cease once the project is substantially complete or no longer undergoing construction activities to prepare it for its intended use. When no debt is specifically identified as being incurred in connection with such construction projects, the Company capitalizes interest on amounts expended on the project at the Company’s weighted average cost of borrowed money. Interest of $87.3 million,

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$13.5 million and $107.1 million was capitalized for the years ended December 31, 2003, 2002 and for the period from April 21, 2000 (date of inception) to December 31, 2003. No interest was capitalized by the Company in 2001 or 2000, however, construction in progress transferred to the Company included approximately $6.3 million of interest capitalized by Valvino during the period from inception to December 31, 2000.

Intangible Assets

The Company has recorded its trademark at cost and the water rights acquired by Valvino as part of the overall purchase price of the Desert Inn and transferred to the Company during 2003, at appraised value. Radio frequencies, which are included in other assets, are recorded at cost. These intangible assets have indefinite useful lives, and accordingly, are not amortized, but are periodically reviewed for impairment.

Deferred Financing Costs

Direct and incremental costs incurred in obtaining loans or in connection with the issuance of long-term debt are capitalized and amortized to interest over the terms of the related debt agreements. Approximately $9.2 million, $1.6 million, $0, and $12.3 million was amortized to interest during the years ended December 31, 2003, 2002 and 2001, and for the period from April 21, 2000 (date of inception) to December 31, 2003, respectively.

Components of deferred financing costs as of December 31, 2003 and 2002 are as follows:

	Second Mortgage Notes	Unused Revolving Credit Facility	Unused Term Loan Facility	Partially Drawn FF&E Facility	Total Deferred Financing Costs
	($ amounts in millions)
Net balance, December 31, 2001:	$—	$—	$—	$—	$—

Add: 2002 Financing costs	14.4	26.9	9.1	11.3	61.7
Less: 2002 Amortization	(0.3)	(0.8)	(0.2)	(0.3)	(1.6)

Net balance, December 31, 2002:	14.1	26.1	8.9	11.0	60.1

Add: 2003 Financing costs	—	—	—	—	—
Less: 2003 Amortization	(1.8)	(4.5)	(1.3)	(1.6)	(9.2)

Net balance, December 31, 2003:	$12.3	$21.6	$7.6	$9.4	$50.9

Accumulated amortization amounted to $12.3 million and $3.1 million as of December 31, 2003 and 2002, respectively.

Long-Lived Assets

Long-lived assets, which are not to be disposed of, including intangibles and property and equipment, are periodically reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. As of December 31, 2003 and 2002, management does not believe any assets have been impaired.

Derivative Financial Instruments

The Company seeks to manage its market risk, including interest rate risk associated with variable rate borrowings, through balancing fixed-rate and variable-rate borrowings and the use of derivative financial

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

instruments. The Company accounts for derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended. Derivative financial instruments are recognized as assets or liabilities, with changes in fair value affecting net income (loss) or comprehensive income (loss) as applicable.

As of December 31, 2003, the Company recorded approximately $8.8 million in other assets to reflect the fair value of its two interest rate swaps, designated as cash flow hedges, entered into in the second quarter of 2003 to hedge the underlying interest rate risk on a total of $825 million of expected future borrowings under its existing Credit Facilities. Because there has been no ineffectiveness in the hedging relationships since the inception of these interest rate swaps, the corresponding change in fair value is reported in other comprehensive income for year ended December 31, 2003.

Revenue Recognition

The Company recognizes revenues on airplane services at the time the service is provided, prices are fixed or determinable and collection is reasonably assured.

Pre-Opening Costs

Pre-opening costs consisting primarily of salaries and wages, legal and consulting fees, insurance, utilities and travel are expensed as incurred.

Incidental Operations

In accordance with SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” the golf course and related operations are being accounted for as incidental operations. Under this method, incidental operations with a net income are excluded from the operating results and the net income is recorded as a reduction in the carrying value of land. Incidental operations with a net loss are stated separately on the consolidated statements of operations.

Comprehensive Income (Loss)

Comprehensive income (loss) is a broad concept of an enterprise’s financial performance that includes all changes in equity during a period that arise from transactions and economic events from nonowner sources. Comprehensive income (loss) is net income (loss) plus “other comprehensive income (loss),” which consists of revenues, expenses, gains and losses that do not affect net income under accounting principles generally accepted in the United States of America. Other comprehensive income (loss) for the Company reflects the change in the fair value of interest rate swaps while the accumulated other comprehensive income reflected on the balance sheet consists of the cumulative adjustment to the fair value of the Company’s interest rate swaps.

Income Taxes

The Company reports its operations on the consolidated tax return of Wynn Resorts. As a limited-liability company, the Company is classified as a partnership for federal income tax purposes. Accordingly, no provision has been made for federal income taxes as such taxes are liabilities of its member.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Wynn Resorts’ Equity Instruments Issued to Employees and Consultants of the Company

The Company applies the provisions of Emerging Issues Task Force (“EITF”) 00-23, “Options Granted to Employees of Entities under Common Control” and records the cost of equity instruments granted by Wynn Resorts to employees of the Company in the Company’s consolidated financial statements as a capital contribution. See footnote 6 for further discussion on Wynn Resorts’ stock-based compensation plans.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18 “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF 00-18 “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees”. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

As permitted by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123,” the Company continues to apply the provisions of Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations in accounting for its employee stock-based compensation. Accordingly, compensation expense is recognized only to the extent that the market value at the date of grant exceeds the exercise price. The following table illustrates the effect on the net loss if the Company had applied the fair-value recognition provisions of SFAS No. 123 to stock-based employee compensation (amounts in thousands).

	Years Ended December 31,			Period from Inception to December 31, 2003
	2003	2002	2001
Net loss as reported	$(15,973)	$(4,833)	$(1,704)	$(23,973)
Less: total stock-based employee compensation determined under fair-value based method for all awards	(997)	(8)	—	(1,005)

Pro forma net loss	$(16,970)	$(4,841)	$(1,704)	$(24,978)

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 prohibits the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 142, which was effective for the Company as of January 1, 2002, requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing intangibles as goodwill, reassessment of the useful lives of existing intangibles and ongoing assessments of potential impairment of existing goodwill. As of December 31, 2001, the Company had no goodwill but did have intangible assets consisting of trademarks and water rights with indefinite useful lives. Accordingly, the adoption of this statement on January 1, 2002 did not have a material impact on the Company’s consolidated financial position or results of operations.

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement of certain obligations of lessees. This Statement is effective for fiscal years beginning after June 15, 2002. The Company’s adoption of SFAS No. 143 on January 1, 2003 did not have a material impact on the Company’s consolidated financial position or results of operations.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” The provisions of this Statement are effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on January 1, 2002 with no material impact on the Company’s consolidated financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Among other things, this statement rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt,” which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” are used to classify those gains and losses. The Company’s adoption of this statement did not have a material impact on its consolidated financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No.146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. A fundamental conclusion reached by the FASB in this statement is that an entity’s commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. The Company’s adoption of this statement did not have a material impact on its consolidated financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34.” FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued, and requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. A fundamental conclusion reached by the FASB in this interpretation is the exclusion from the liability recognition provisions of guarantees issued between entities under common control or parent or subsidiary guarantees of third party debt on behalf of that parent or subsidiary. Such guarantees, however, are not excluded from the enhanced disclosure provisions. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, however the disclosure provisions are effective for financial statements of interim or annual periods ending after December 15, 2002. As a result, the Company adopted the disclosure provisions of FIN No. 45 for its 2002 annual consolidated financial statements, which had no material impact. The Company’s subsequent adoption of the recognition and measurement provisions on January 1, 2003, also did not have a material impact upon its consolidated financial position or results of operations.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123.” SFAS No.148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 permits companies to continue to apply the intrinsic value based method of accounting for stock-based employee compensation as provided for in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” however it requires that companies that elect to do so, provide specific tabular pro forma disclosures required by SFAS No. 123 in the Summary of Significant Accounting Policies. In addition, SFAS No.148 requires these disclosures in financial reports for interim periods. The Company continues to apply the intrinsic value based method of accounting for stock-based employee compensation as allowed by SFAS No. 148, and therefore adoption of this statement did not have a material impact upon its consolidated financial position or results of operations. However, the Company has provided the required disclosures for the accompanying consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies financial accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, by requiring that contracts with comparable characteristics be accounted for similarly to result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement was effective for contracts entered into or modified after June 30, 2003. The Company adopted SFAS No. 149 on July 1, 2003 with no material impact on the Company’s consolidated financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for an issuer’s classification and measurement of certain financial instruments with characteristics of both liabilities and equity and requires that such financial instruments generally be classified as a liability as those instruments embody obligations of the issuer. This statement was effective for financial instruments entered into or modified after May 31, 2003, and was otherwise effective for most financial instruments included in the scope of the standard beginning the interim period beginning after June 15, 2003. The Company’s adoption of SFAS No. 150 on July 1, 2003, had no material impact upon its consolidated financial position or results of operations.

In January 2003, the Financial Accounting Standards Board (FASB) issued FIN 46 (revised December 2003), “Consolidation of Variable Interest Entities” (VIEs). FIN 46 clarifies the application of Accounting Research Bulletin 51, “Consolidated Financial Statements,” and establishes standards for determining under what circumstances VIEs should be consolidated with their primary beneficiary, including those to which the usual condition for consolidation does not apply. FIN 46 also requires disclosures about unconsolidated VIEs in which the Company has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to VIEs created after December 31, 2003. The consolidation requirements apply to older entities in the first period ending after March 15, 2004. Certain disclosure requirements apply to all financial statements issued after December 31, 2003. The application of FIN 46 has not and is not expected to have a material impact on the Company financial position or results of operations.

3. Related Party Transactions

The Company periodically incurs costs on behalf of certain officers of the Company and its affiliates, including costs with respect to personal use of the corporate aircraft. In the past, these balances were settled at

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

regular intervals, usually monthly. In August 2002, the Company terminated the arrangements pursuant to which costs were incurred and later reimbursed. As of December 31, 2003 and 2002 certain officers have amounts on deposit to prepay any such items. These deposits are replenished on an ongoing basis as needed for the officers to maintain a credit.

For the period from inception through December 31, 2002, the accompanying statements of operations include allocations from Valvino or Wynn Resorts, its successor, for legal, accounting, human resource, information services, real estate, or other corporate support services. The corporate support service allocations have been determined on a basis that Wynn Resorts or Valvino and the Company consider to be reasonable estimates of the utilization of service provided or the benefit received by the Company. The allocation methods include specific identification, relative cost, square footage and headcount. Allocated costs are reflected in pre-opening costs and amounted to approximately $120,000, $239,000, $196,000 and $555,000 for the years ended December 31, 2003, 2002 and 2001, and for the period from inception to December 31, 2003, respectively. During 2003 and 2002, the Company also transferred the salary cost of an officer dedicated to Wynn Resorts’ development opportunity in the Macau Special Administrative Region of the People’s Republic of China amounting to approximately $312,000 and $153,000, respectively, to an affiliate.

In addition to the contributions of Las Vegas Jet and World Travel, during 2002, Wynn Resorts and Valvino transferred assets, including the proceeds from Wynn Resorts’ initial public offering and initial cash contributions, directly to the Company. Certain water rights for the Wynn Las Vegas lake were also transferred in 2003. These transfers and the allocations noted above and amounts due to Wynn Design & Development, LLC for current construction payables and retentions are the primary components of the amounts due to related parties in the accompanying balance sheets as of December 31, 2003 and 2002. Due to affiliates are classified as long-term unless such amounts are contractually obligated to be paid within one year.

4. Property and Equipment

Property and equipment as of December 31, 2003 and 2002 consist of the following (in thousands):

	2003	2002
Land	$161,880	$161,880
Buildings and improvements	—	—
Parking garage	—	—
Airplane	38,000	38,000
Furniture, fixtures and equipment	2,058	306
Construction in progress	565,230	89,893

	767,168	290,079
Less: accumulated depreciation	(3,914)	(1,794)

	$763,254	$288,285

Construction in progress includes interest and other costs capitalized in conjunction with the new resort casino/hotel project.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Long-Term Debt

Long-term debt as of December 31, 2003 and 2002 consists of the following (amounts in thousands):

	2003	2002
12 % Second Mortgage Notes, net of original issue discount of approximately $22.8 million and $26.1 million, respectively due November 1, 2010; effective interest at 12.9%	$347,220	$343,900
$188.5 million FF&E Facility; interest at LIBOR plus 4% (approximately 5.2% and 5.4%, respectively)	38,000	38,000

	385,220	381,900
Current portion of long-term debt	—	—

	$385,220	$381,900

Second Mortgage Notes

On October 30, 2002, Wynn Las Vegas and Wynn Capital (collectively, the “Issuers”), issued $370 million aggregate principal amount of 12% second mortgage notes (the “Notes”) maturing November 1, 2010 with semi-annual interest payments beginning in May 2003. The Notes are unconditionally guaranteed by the Company’s subsidiaries excluding Wynn Completion Guarantor, by Wynn Resorts as the ultimate parent company, and by certain of the Company’s other affiliates. The Notes are secured by a first priority security interest in the net proceeds of the offering and a second priority security interest in substantially all the assets of the Issuers, their subsidiaries, and certain restricted affiliates of the Company. The Notes rank senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness. In addition, the Notes contain certain affirmative and negative covenants applicable to the Issuers, their subsidiaries and the restricted entities, including limitations on additional indebtedness, declarations of dividends, issuance of preferred stock and equity interests of wholly-owned subsidiaries, certain payments or investments, golf course and Phase II land development, transactions with affiliates, asset sales, sale-leaseback transactions, and various other restrictions as defined in the indenture. While Wynn Resorts is not subject to a majority of the restrictive covenants in the Indenture, pursuant to the terms of its parent guaranty, if it grants specified liens to secure other guarantees or indebtedness it will be required to grant pari passu liens on the same assets to secure its parent guaranty of the Notes. As of December 31, 2003, the Company is in compliance with all such covenants.

The Notes were issued on October 30, 2002, for proceeds of approximately $343.3 million, net of an original issue discount of approximately $26.7 million. The proceeds were further reduced by approximately $10.1 million of underwriting discounts and commissions and approximately $4.3 million of legal and professional expenses, all of which are capitalized and amortized over the term of the Notes using the effective interest method. Net proceeds were approximately $328.9 million and have been and will continue to be used to finance the development and construction of Wynn Las Vegas, to pay pre-opening expenses and meet debt service obligations.

Other than mandatory redemption required by gaming authorities resulting from unsuitable persons, the Issuers will not be required to make mandatory redemption or sinking fund payments. However, if a change of control occurs, the holders of the Notes may require the Issuers to repurchase all or part of the Notes at 101% of the principal amount, plus accrued interest. In addition, after November 1, 2006, the Issuers may elect to redeem

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

all or part of the Notes at the redemption prices below, plus accrued interest on the redemption date, if redeemed during the twelve-month period beginning on November 1 of the years below:

Year	Percentage
2006	112%
2007	108%
2008	104%
2009 and thereafter	100%

Credit Facilities

Effective October 30, 2002, Wynn Las Vegas entered into a $750 million senior secured revolving credit facility (the “Revolver”) and a $250 million delay draw senior secured term loan facility (the “Term Loan”, and together with the Revolver, the “Credit Facilities”) for additional construction financing for Wynn Las Vegas. The Credit Facilities are guaranteed by the Company’s subsidiaries excluding Wynn Completion Guarantee, by Wynn Resorts as the ultimate parent company, and by certain of the Company’s other affiliates. The Credit Facilities are also secured by a first priority security interest in a $30.0 million liquidity reserve account as further described below, a first priority pledge of all equity interests in, and a first priority security interest in substantially all the assets of Wynn Las Vegas and its subsidiaries, excluding Wynn Completion Guarantee, certain restricted affiliates of the Company, first mortgages on all real property constituting Wynn Las Vegas, and a second priority security interest on the furniture, fixtures and equipment securing the FF&E facility described below. While Wynn Resorts is not subject to a majority of the restrictive covenants, pursuant to the terms of its parent guaranty, if it grants specified liens to secure other guarantees or indebtedness it will be required to grant pari passu liens on the same assets to secure its parent guaranty of the Notes.

The Revolver and the Term Loan mature in October 2008 and October 2009, respectively. Prior to the opening of Wynn Las Vegas, annual interest is charged on outstanding borrowings at the London Interbank Offered Rate (“LIBOR”) plus 4% on the Revolver and LIBOR plus 5.5% on the Term loan. Subsequent to the opening of Wynn Las Vegas, the rates will be adjusted based upon a leverage ratio. In addition, the Revolver will require quarterly payments on the unused available borrowings at an annual rate of 2%, while the Term Loan will require quarterly payments at an annual rate of 2.5% through December 31, 2002, 3% from January 1, 2003 to June 30, 2003 and 4% thereafter.

When borrowings outstanding under the Revolver equal or exceed $200 million, lead arrangers holding a majority of the commitments will have the right to convert $100 million to $400 million of the amounts outstanding to term loans with the same terms and conditions as those made under Term Loan facility.

The Term Loan provides for draws of funds under one or more term loans no more frequently than once per month for 27 months after the closing. Once repaid, term loans may not be reborrowed.

The Issuers and guarantors are required to comply with several affirmative and negative covenants, including limitations on additional indebtedness, guarantees, dividends, transactions with affiliates, capital expenditures, asset sales and others. There are also several financial covenants including the maintenance of a minimum fixed charge coverage ratio, minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”), total debt to EBITDA and net worth. As of December 31, 2003, the Company is in compliance with all such covenants.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FF&E Facility

Effective October 30, 2002, Wynn Las Vegas entered into a $188.5 million FF&E facility (the “FF&E Facility”) to provide financing and refinancing for furniture, fixtures and equipment to be used at Wynn Las Vegas. The proceeds from the FF&E facility may also be used to refinance a replacement corporate aircraft, in which case, Wynn Las Vegas would request the FF&E lenders to increase the total commitment under the FF&E facility by $10 million to $198.5 million.

In connection with the acquisitions of World Travel, LLC and Las Vegas Jet, LLC, the Company partially financed the purchase of a private jet aircraft for $38.0 million with the issuance of a note payable for $28.5 million collateralized by the aircraft. In November 2002, the Company withdrew $38.0 million against the FF&E Facility to repay the note payable secured by the aircraft acquired in connection with the acquisition of World Travel, LLC. The unused portion of the draw, amounting to approximately $9.5 million, will be used for construction of Wynn Las Vegas.

The FF&E Facility is guaranteed by the same guarantors as the Credit Facilities, on a senior unsecured basis, matures in October 2009, and has substantially the same interest rates and elections as the Revolver discussed above.

Disbursement Agreement

The Company has entered into an agreement (the “Disbursement Agreement”) with Deutsche Bank Trust Company Americas, as the bank agent and disbursement agent, Wells Fargo Bank, National Association, as the second mortgage note trustee, and Wells Fargo Bank Nevada, National Association as the FF&E agent, which sets forth the Company’s material obligations to construct and complete Wynn Las Vegas, establishes a line-item budget and schedule for its construction and establishes the conditions to, and the relative sequencing of, the making of disbursements from the proceeds of the Notes, the Credit Facilities and the FF&E Facility. The Disbursement Agreement restricts the Company’s use of the proceeds of the Notes, the Credit Facilities and the FF&E Facility to only project costs related to Wynn Las Vegas and, subject to certain limitations, corporate overhead and related costs.

In order to facilitate the funding of disbursements in accordance with the Disbursement Agreement, the Company established certain accounts including, but not limited to, the Completion Guarantee Deposit Account and the Liquidity Reserve Account discussed in further detail below, which are pledged to the lenders under the Credit Facilities and, with respect to the secured account holding the proceeds of the Notes, the holders of the Notes. Prior to borrowing any amounts under the Credit Facilities or the FF&E Facility or receiving any disbursements from the secured account holding the proceeds of the Notes, the Company is required to use a substantial portion of the equity offering proceeds and other available funds to commence construction of Wynn Las Vegas. At that point the proceeds of the Notes, other than amounts sufficient to pay interest, will be used; followed thereafter by the proceeds of the Credit Facilities and the FF&E Facility. However, as a condition to borrowing amounts under the Credit Facilities or the FF&E Facility or receiving any disbursements from the secured account holding the proceeds of the Notes, the Company is required to submit evidence acceptable to the third-party construction consultant that construction of Wynn Las Vegas has been completed to that point in accordance with the plans and specifications, on budget and on schedule.

Completion Guarantee and Liquidity Reserve

Wynn Resorts contributed $50 million of the net proceeds of the equity offering to Wynn Completion Guarantee to secure completion of Wynn Las Vegas. The funds were deposited into a required escrow

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Completion Guarantee Deposit Account. These funds will gradually be available to apply to the cost of the project, commencing after 50% of the construction work has been completed. After completion of Wynn Las Vegas, any remaining amounts will be released to the Company.

In addition, the Company deposited $30.0 million from the net proceeds of the equity offering into a required escrow Liquidity Reserve Account to secure the completion and opening of Wynn Las Vegas. The lenders under the Credit Facilities have a first priority security interest and the holders of the Notes have a perfected second priority security interest in the funds. These funds will gradually be available to apply to the cost of the project, commencing after 50% of the construction work has been completed. Any amounts remaining upon completion will be used for debt service under the Credit Facilities and the Notes, and if consolidated EBITDA levels permit, the Revolver.

Fair Value of Long-term Debt

The net book value of the Notes at December 31, 2003 was approximately $347.2 million. The estimated fair value of the Notes based upon most recent trades at December 31, 2003 was approximately $440.3 million. The net book value of the Company’s borrowings under the FF&E Facility of $38 million approximates its fair value due to its floating market rate of interest.

Scheduled maturities of long-term debt are as follows (amounts in thousands):

Years Ending December 31,
2004	$—
2005	2,375
2006	9,500
2007	9,500
2008	9,500
Thereafter	377,125

408,000
Less: original issue discount	(22,780)

$385,220

6. Benefit Plans

Employee Savings Plan

Non-union employees of the Company are entitled to participate in a retirement savings plan under Section 401(k) of the Internal Revenue Code established by Valvino on July 27, 2000. The plan allows employees to defer, within prescribed limits, up to 18% of their income on a pre-tax basis through contributions to this plan. The Company matches the contributions, within prescribed limits, with an amount equal to 100% of the participant’s initial 2% tax deferred contribution and 50% of the tax deferred contribution between 2% and 4% of the participant’s compensation. The Company recorded charges for matching contributions of approximately $90,000, $31,000, $14,000 and $140,000 for the years ended December 31, 2003, 2002 and 2001, and for the period from inception to December 31, 2003, respectively.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Based Compensation Plan

Wynn Resorts established the 2002 Stock Incentive Plan (the “Stock Plan”) which provides for the grant of (i) Incentive Stock Options (“ISO”), (ii) compensatory (i.e. non qualified) stock options (“NQSO”), and (iii)restricted shares of Wynn Resorts’ common stock for employees, directors and independent contractors or consultants of Wynn Resorts and its subsidiaries, including the Company. However, only employees are eligible to receive incentive stock options.

A maximum of 9,750,000 shares of Wynn Resorts’ common stock has been reserved for issuance under the Stock Plan. Options are granted at the current market price at the date of grant. The Stock Plan provides for a variety of vesting schedules, including immediate, twenty-five percent after two years and 25% each year for the next 3 years thereafter, cliff vest at the vesting date, and others to be determined at the time of grant. All options expire ten years from the date of grant.

The Stock Plan will terminate ten years from the date of adoption, unless terminated earlier by Wynn Resorts’ Board of Directors, and no options or restricted shares may be granted under the Stock Plan after such date.

During 2002 and 2003 a number of persons currently employed by the Company were each granted various numbers of options for shares of Wynn Resorts’ common stock at the market price on the dates of the respective grants. Total options outstanding at December 31, 2003 and 2002 were 887,500 options and 275,000 options, respectively.

7. Commitments and Contingencies

Construction Contracts

The Company entered into an agreement with a construction contractor for guaranteed maximum price construction services, effective as of June 4, 2002 and subsequently amended (as amended, the “Construction Agreement”). The Construction Agreement currently covers approximately $928.1 million of the approximate $1.4 billion budgeted cost to construct Wynn Las Vegas, subject to increases based on, among other items, changes in the scope of the work. The Construction Agreement provides that the guaranteed maximum price will be increased and the deadline for the completion of construction extended on account of certain circumstances. The guaranteed maximum price also currently provides for an “owner contingency” of approximately $7.4 million to cover various items, including delays and scope changes resulting from the Company’s actions.

Effective June 6, 2002, the Company also entered into an agreement with a construction contractor for the design and construction of a parking structure for a maximum cost of $9.9 million, subject to specified exceptions. In addition, effective February 18, 2003 the Company entered into an agreement with a construction contractor for the construction of the golf course for a maximum cost of $16.5 million. Other construction contracts and committed construction purchase orders at December 31, 2003, totaled approximately $271.4 million. As a result, a total of approximately $1.2 billion has been committed to the construction of Wynn Las Vegas as of December 31, 2003. Of this amount, approximately $302.5 million has been spent through December 31, 2003. Future committed costs at December 31, 2003, under the Wynn Las Vegas construction contracts, therefore, total approximately $770.5 million.

Leases

In the fourth quarter of 2003, the Company entered into arrangements to lease five retail outlets commencing with the opening of Wynn Las Vegas. In connection with these leases, the Company has provided

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

some of the retail tenants an allowance for improvements as part of the lease arrangements. These improvement allowances are included in the budgeted costs to construct Wynn Las Vegas. The revenues from these leases are not expected to be material in relation to the revenues and operations of Wynn Las Vegas.

Entertainment Services

The Company has entered into long-term agreements with a creative production company and its affiliated production services company for the licensing, creation, development and executive production of the Show at Wynn Las Vegas, whereby the Company is required to pay certain up-front creation and licensing fees, pay production costs and, upon opening of the production, pay a royalty of 10% of net ticket revenues and retail sales and 50% of the Show and retail profits to the production company as calculated in accordance with the terms of the agreements. The term of each of the agreements is ten years after the opening date of the Show, which will coincide with the opening of Wynn Las Vegas, with one five-year renewal option.

The Company also has an option with respect to the development of a second production for Wynn Las Vegas or for another project. The exercise of the option will require the payment of an additional $1 million and any additional project will require additional funds to develop.

At December 31, 2003 and 2002, other assets include approximately $8.7 million and $4.8 million respectively, of amounts paid for creation and development costs in conjunction with the agreement.

Self-insurance

The Company is self-insured for medical and workers’ compensation up to a maximum of $40,000 per year for each insured person under the medical plan and $250,000 for each workers’ compensation claim. Amounts in excess of these thresholds are covered by the Company’s insurance programs.

Employment Agreements

The Company has entered into employment agreements with several executive officers, other members of management and certain key employees. These agreements generally have three to five year terms and typically indicate a base salary with specified annual increases, and often contain provisions for guaranteed bonuses. Certain of the executives are also entitled to a separation payment if terminated without “cause” or upon voluntary termination of employment for “good reason” following a “change of control” (as these terms are defined in the employment contracts). These separation payments are generally the base salary of the remaining term of the employment contract plus foregone bonuses and certain other payments. At December 31, 2003, the total contractual commitment under these employment contracts is estimated to be approximately $35 million over the next five years.

Litigation

The Company is a party to various lawsuits relating to routine matters incidental to its business. As with all litigation, no assurance can be provided as to the outcome of the following matters and we note that litigation inherently involves significant costs.

Valvino has recently been involved in litigation related to its ownership and development of the former Desert Inn golf course and the residential lots around the golf course. Valvino acquired some, but not all, of the

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

residential lots located in the interior of and around the former Desert Inn golf course when it acquired the former Desert Inn Resort & Casino from Starwood Hotels & Resorts Worldwide, Inc. In total, Valvino acquired 63 of the 75 residential lots, with Clark County having acquired two of the lots through eminent domain in 1994 as part of the widening of Desert Inn Road. The residential lots, previously known collectively as the Desert Inn Country Club Estates, were subject to various conditions, covenants and restrictions (“CC&R’s”) recorded against the lots in 1956 and amended from time to time since then.

On October 31, 2000, Ms. Stephanie Swain, as trustee of the Mark Swain Revocable Trust, filed an action in Clark County District Court against Valvino and the then directors of the Desert Inn Country Club Estates Homeowners’ Association. Subsequently, the other nine remaining homeowners were joined in this lawsuit and asserted claims against Valvino. The plaintiffs sought various forms of declaratory relief concerning the continued existence and governance of the homeowners’ association. In addition, the plaintiffs challenged the termination in June 2001 of the CC&R’s recorded against the residential lots. The plaintiffs also made various claims with respect to easement rights, including rights of access to the golf course and interior and perimeter roadways, maintenance of a golf course view, prohibition of commercial development of the golf course and trespass. In response Valvino asserted claims for damages based upon a number of legal theories, including abuse of process. Two subsequent actions were filed, one by Ms. Swain against certain homeowners’ association officers and directors and one by Valvino seeking declaratory and injunctive relief similar to the original action. Because the issues in the subsequent actions are present in the original action, both of the subsequent actions were stayed pending the outcome of the original action.

During pretrial proceedings, the court entered several preliminary injunction orders concerning the parties’ respective property rights. Among other things, the court ordered that Valvino was free to develop the golf course and the remainder of its property as it deems fit, subject to all applicable legal restraints. The court also permitted construction of Wynn Las Vegas’ utilities in part of the perimeter roadway, resulting in temporary closure of one of three access gates for the plaintiffs and has also permitted Wynn Las Vegas to begin construction of a golf course maintenance facility on some of the former residential lots. To date, the litigation has not resulted in any material interference with our development of the Wynn Las Vegas resort.

Just prior to trial, the court also ruled on various motions for summary judgment brought by the parties. Ms. Swain’s and the other homeowners’ claims that the CC&R’s and the homeowners’ association were not properly terminated were dismissed, together with many of their other claims, including the claim purporting to restrict future redevelopment of the golf course. Similarly, all of the Company’s damages claims against the homeowners, including for abuse of process and intentional interference with contract rights, were dismissed.

A bench trial was held in November 2003 with respect to some of the plaintiffs’ remaining claims, with the court postponing for a second phase of the trial other of the remaining claims, in particular their trespass claims. On November 25, 2003, the court issued a written decision, holding that the homeowners have no right to enter upon the golf course but do have the right to use a perimeter roadway for entrance and exit purposes. The court directed that the Company need not reinstall the roadway to its original location and dimensions, as the homeowners requested, but that the Company should reinstall the roadway substantially in the manner described in the Company’s existing construction plans for that portion of the Project. In addition, while the court held that the plaintiffs had not been granted an express easement to maintain their view of the golf course property, it did find that they have express rights to views that are not architecturally shut out from the aura of the golf course. The court noted that the issue of whether or not the plaintiffs’ rights to views that are not architecturally shut out from the aura of the golf course had been infringed would be decided with the other remaining claims at a later trial.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Several of the homeowners also filed two separate actions seeking judicial review and/or a petition for a writ of mandamus and/or prohibition against Clark County and the Clark County Commissioners in Clark County District Court. One action concerns the Clark County Planning Commission’s approval of Valvino’s application for a use permit, and a related roadway dedication agreement between Clark County and Valvino. The other action concerns the Clark County Planning Commission’s approval of Valvino’s application for design review of the golf course maintenance facility.

On February 23, 2004, Valvino reached a settlement with all of the plaintiffs with respect to all of the claims described above. The settlement provides that Valvino or its designee will pay $23 million in exchange for the 10 remaining residences and dismissal by the plaintiffs with prejudice of all of the actions. The settlement is subject to customary conditions for real estate acquisitions in Nevada.

8. Consolidating Financial Information of Guarantors and Issuers

The following consolidating financial statements present information related to the Issuers of the Notes and their subsidiary guarantors (World Travel and Las Vegas Jet) and non-guarantors (Wynn Completion Guarantor and Wynn Show Performers, LLC) as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 and for the period from inception to December 31, 2003.

The following consolidating financial statements are presented in the provided form because: (i) the guarantors are wholly owned subsidiaries of the Issuers; (ii) the guarantees are considered to be full and unconditional, that is, if the issuers fail to make a scheduled payment, the guarantors are obligated to make the scheduled payment immediately and, if they don’t, any holder of the Notes may immediately bring suit directly against the guarantors for payment of all amounts due and payable; and (iii) the guarantees are joint and several.

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2003

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$18,236	$(2)	$—	$—	$18,234
Restricted cash and investments	58,312	—	—	—	58,312
Receivables, net	11	—	—	—	11
Prepaid expenses	247	319	—	—	566

Total current assets	76,806	317	—	—	77,123

Restricted cash and investments	247,508	—	50,321	—	297,829
Property and equipment, net	728,663	34,591	—	—	763,254
Water rights	256	—	—	—	256
Trademark	1,000	—	—	—	1,000
Deferred financing costs	50,972	—	—	—	50,972
Investment in subsidiaries	8,040	—	—	(8,040)	—
Other assets	18,745	4	—	—	18,749

Total assets	$1,131,990	$34,912	$50,321	$(8,040)	$1,209,183

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts and construction payables	$562	$—	$—	$—	$562
Accrued interest	9,438	—	—	—	9,438
Accrued compensation and benefits.	875	38	—	—	913
Other accrued expenses	173	1	—	—	174
Due to affiliates	48,874	—	—	—	48,874

Total current liabilities	59,922	39	—	—	59,961

Long-term debt	385,220	—	—	—	385,220
Due to affiliates	464,953	27,650	49,504	—	542,107

Total liabilities	910,095	27,689	49,504	—	987,288

Commitments and contingencies

Member’s equity:
Contributed capital	237,075	11,925	—	(11,925)	237,075
Accumulated other comprehensive income	8,793	—	—	—	8,793
Deficit accumulated from inception during the development stage	(23,973)	(4,702)	817	3,885	(23,973)

Total member’s equity	221,895	7,223	817	(8,040)	221,895

Total liabilities and member’s equity	$1,131,990	$34,912	$50,321	$(8,040)	$1,209,183

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2002

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
ASSETS
Current assets:
Cash and cash equivalents	$7,508	$(9)	$—	$—	$7,499
Receivables, net	11	16	—	—	27
Prepaid expenses	94	300	—	—	394

Total current assets	7,613	307	—	—	7,920
Restricted cash and investments	742,605	—	50,124	—	792,729
Property and equipment, net	251,882	36,403	—	—	288,285
Trademark	1,000	—	—	—	1,000
Deferred financing costs	60,159	—	—	—	60,159
Investment in subsidiaries	8,684	—	—	(8,684)	—
Other assets	5,599	18	—	—	5,617

Total assets	$1,077,542	$36,728	$50,124	$(8,684)	$1,155,710

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts and construction payables	$3,091	$4	$—	$—	$3,095
Accrued interest	8,159	—	—	—	8,159
Accrued compensation and benefits.	258	—	—	—	258
Other accrued expenses	131	43	—	—	174

Total current liabilities	11,639	47	—	—	11,686
Long-term debt	381,900	—	—	—	381,900
Due to affiliates	454,928	28,121	50,000	—	533,049

Total liabilities	848,467	28,168	50,000	—	926,635

Commitments and contingencies
Member’s equity:
Contributed capital	237,075	11,925	—	(11,925)	237,075
Deficit accumulated from inception during the development stage	(8,000)	(3,365)	124	3,241	(8,000)

Total member’s equity	229,075	8,560	124	(8,684)	229,075

Total liabilities and member’s equity	$1,077,542	$36,728	$50,124	$(8,684)	$1,155,710

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2003

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminating Entries	Total
Airplane revenues	$—	$3,231	$—	$(731)	$2,500

Expenses:
Pre-opening costs	17,038	2,623	7	(731)	18,937
Depreciation and amortization	174	1,945	—	—	2,119
Loss on sale of assets	—	—	—	—	—
Loss from incidental operations	425	—	—	—	425

Total expenses	17,637	4,568	7	(731)	21,481

Operating loss	(17,637)	(1,337)	(7)	—	(18,981)

Other income (expense):
Interest expense, net	(5,048)	—	—	—	(5,048)
Interest income	7,356	—	700	—	8,056
Equity in loss from subsidiaries	(644)	—	—	644	—

Other income (expense), net	1,664	—	700	644	3,008

Net income (loss) accumulated during the development stage	$(15,973)	$(1,337)	$693	$644	$(15,973)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2002

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$3,455	$—	$(756)	$2,699

Expenses:
Pre-opening costs	4,533	1,880	—	(756)	5,657
Depreciation and amortization	9	1,762	—	—	1,771
Loss on sale of assets	—	33	—	—	33
Loss from incidental operations	93	—	—	—	93

Total expenses	4,635	3,675	—	(756)	7,554

Operating loss	(4,635)	(220)	—	—	(4,855)

Other income (expense):
Interest expense, net	(1,015)	(857)	—	—	(1,872)
Interest income	1,770	—	124	—	1,894
Equity in loss from subsidiaries	(953)	—	—	953	—

Other income (expense), net	(198)	(857)	124	953	22

Net income (loss) accumulated during the development stage	$(4,833)	$(1,077)	$124	$953	$(4,833)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

YEAR ENDED DECEMBER 31, 2001

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiary	Eliminating Entries	Total
Airplane revenues	$—	$2,006	$—	$(10)	$1,996

Expenses:
Pre-opening costs	879	2,829	—	(10)	3,698
Depreciation and amortization	—	2	—	—	2

Total expenses	879	2,831	—	(10)	3,700

Operating loss	(879)	(825)	—	—	(1,704)

Other income (expense):
Equity in loss from subsidiaries	(825)	—	—	825	—

Other income (expense), net	(825)	—	—	825	—

Net loss accumulated during the development stage	$(1,704)	$(825)	$—	$825	$(1,704)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENT OF OPERATIONS INFORMATION

PERIOD FROM INCEPTION TO DECEMBER 31, 2003

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminating Entries	Total
Airplane revenues	$—	$9,281	$—	$(1,548)	$7,733

Expenses:
Pre-opening costs	22,450	9,384	7	(1,548)	30,293
Depreciation and amortization	183	3,709	—	—	3,892
Loss on sale of assets	—	33	—	—	33
Loss from incidental operations	518	—	—	—	518

Total expenses	23,151	13,126	7	(1,548)	34,736

Operating loss	(23,151)	(3,845)	(7)	—	(27,003)

Other income (expense):
Interest expense, net	(6,063)	(857)	—	—	(6,920)
Interest income	9,126	—	824	—	9,950
Equity in loss from subsidiaries	(3,885)	—	—	3,885	—

Other income (expense), net	(822)	(857)	824	3,885	3,030

Net income (loss) accumulated during the development stage	$(23,973)	$(4,702)	$817	$3,885	$(23,973)

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2003

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss) accumulated during the development stage	$(15,973)	$(1,337)	$693	$644	$(15,973)

Adjustments to reconcile net income (loss) accumulated during the development stage to net cash provided by operating activities:
Depreciation and amortization	174	1,945	—	—	2,119
Amortization of deferred financing costs and OID	12,507	—	—	—	12,507
Equity in loss from subsidiaries	644	—	—	(644)	—
Loss on sale of assets	—	—	—	—	—
Increase (decrease) in cash from changes in:
Receivables, net	—	16	—	—	16
Inventories and prepaid expenses	(153)	(19)	—	—	(172)
Accounts payable and accrued expenses	(591)	(4)	—	—	(595)

Total adjustments	12,581	1,938	—	(644)	13,875

Net cash provided by (used in) operating activities	(3,392)	601	693	—	(2,098)

Cash flows from investing activities:
Capital expenditures, net of construction payables	(408,882)	(132)	—	—	(409,014)
Restricted cash and Investments	436,785	—	(197)	—	436,588
Other assets	(4,353)	14	—	—	(4,339)
Due from related parties	(9,430)	(476)	(496)	—	(10,402)

Net cash provided by (used in) investing activities	14,120	(594)	(693)	—	12,833

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	10,728	7	—	—	10,735
Balance, beginning of period	7,508	(9)	—	—	7,499

Balance, end of period	$18,236	$(2)	$—	$—	$18,234

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2002

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss) accumulated during the development stage	$(4,833)	$(1,077)	$124	$953	$(4,833)

Adjustments to reconcile net income (loss) accumulated during the development stage to net cash provided by operating activities:
Depreciation and amortization	9	1,762	—	—	1,771
Loss on sale of assets	—	33	—	—	33
Equity in loss from subsidiaries.	953	—	—	(953)	—
Increase (decrease) in cash from changes in:
Receivables, net	(11)	(16)	—	—	(27)
Prepaid expenses	(94)	(174)	—	—	(268)
Accounts payable and accrued expenses	11,504	1	—	—	11,505

Total adjustments	12,361	1,606	—	(953)	13,014

Net cash provided by operating activities	7,528	529	124	—	8,181

Cash flows from investing activities:
Capital expenditures, net of construction payables	(31,693)	(34,311)	—	—	(66,004)
Restricted cash and Investments	(742,105)	—	(50,124)	—	(792,229)
Investment in subsidiaries	(11,925)	—	—	11,925	—
Other assets	(5,347)	(13)	—	—	(5,360)
Due from related parties	234,376	21,861	50,000	—	306,237

Net cash used in investing activities	(556,694)	(12,463)	(124)	11,925	(557,356)

Cash flows from financing activities:
Equity contributions	237,075	11,925	—	(11,925)	237,075
Deferred financing costs	(61,735)	—	—	—	(61,735)
Proceeds from issuance of long-term debt	381,334	—	—	—	381,334

Net cash provided by financing activities	556,674	11,925	—	(11,925)	556,674

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	7,508	(9)	—	—	7,499
Balance, beginning of period	—	—	—	—	—

Balance, end of period	$7,508	$(9)	$—	$—	$7,499

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

YEAR ENDED DECEMBER 31, 2001

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminating Entries	Total
Cash flows from operating activities:
Net loss accumulated during the development stage	$(1,704)	$(825)	$—	$825	$(1,704)

Adjustments to reconcile net loss accumulated during the development stage to net cash used in operating activities:
Depreciation and amortization	—	2	—	—	2
Equity in loss from subsidiaries.	825	—	—	(825)	—
Increase (decrease) in cash from changes in:
Prepaid expenses	—	(91)	—	—	(91)
Accounts payable and accrued expenses	135	(37)	—	—	98

Total adjustments	960	(126)	—	(825)	9

Net cash used in operating activities	(744)	(951)	—	—	(1,695)

Cash flows from investing activities:
Capital expenditures, net of construction payables	(2)	—	—	—	(2)
Restricted cash and Investments	(500)	—	—	—	(500)
Other assets	(1,252)	(5)	—	—	(1,257)
Due from related parties	2,498	956	—	—	3,454

Net cash provided by investing activities	744	951	—	—	1,695

Cash flows from financing activities:	—	—	—	—	—

Cash and cash equivalents:
Increase in cash and cash equivalents	—	—	—	—	—
Balance, beginning of period	—	—	—	—	—

Balance, end of period	$—	$—	$—	$—	$—

WYNN LAS VEGAS, LLC AND SUBSIDIARIES

(A WHOLLY OWNED SUBSIDIARY OF WYNN RESORTS, LIMITED)

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATING STATEMENTS OF CASH FLOWS INFORMATION

PERIOD FROM INCEPTION TO DECEMBER 31, 2003

(amounts in thousands)

	Issuers	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Total
Cash flows from operating activities:
Net income (loss) accumulated during the development stage	$(23,973)	$(4,702)	$817	$3,885	$(23,973)

Adjustments to reconcile net income (loss) accumulated during the development stage to net cash provided by operating activities:
Depreciation and amortization	183	3,709	—	—	3,892
Amortization of deferred financing costs and OID	12,507	—	—	—	12,507
Equity in loss from subsidiaries	3,885	—	—	(3,885)	—
(Gain) / Loss on sale of fixed assets	—	33	—	—	33
Increase (decrease) in cash from changes in:
Receivables, net	(11)	—	—	—	(11)
Inventories and prepaid expenses	(247)	(319)	—	—	(566)
Accounts payable and accrued expenses	11,048	43	—	—	11,091

Total adjustments	27,365	3,466	—	(3,885)	26,946

Net cash provided by operating activities	3,392	(1,236)	817	—	2,973

Cash flows from investing activities:
Capital expenditures, net of construction payables	(440,577)	(34,445)	—	—	(475,022)
Restricted cash and Investments	(305,820)	—	(50,321)	—	(356,141)
Investment in subsidiaries	(11,925)	—	—	11,925	—
Other assets	(10,952)	(4)	—	—	(10,956)
Due from related parties	227,444	23,758	49,504	—	300,706

Net cash used in investing activities	(541,830)	(10,691)	(817)	11,925	(541,413)

Cash flows from financing activities:
Equity contributions	237,075	11,925	—	(11,925)	237,075
Deferred financing costs	(61,735)	—	—	—	(61,735)
Proceeds from issuance of long-term debt	381,334	—	—	—	381,334

Net cash provided by financing activities	556,674	11,925	—	(11,925)	556,674

Cash and cash equivalents:
Increase (decrease) in cash and cash equivalents	18,236	(2)	—	—	18,234
Balance, beginning of period	—	—	—	—	—

Balance, end of period	$18,236	$(2)	$—	$—	$18,234